Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Shell Company Report (the “Report”) on Form 20-F of Namib Minerals of our report dated April 15, 2025, relating to the financial statements of Namib Minerals appearing in Registration Statement on Form F-4 (File No. 333-283650).

We also consent to the reference to us under the caption “Statement by Experts” in the Report.

/s/ BDO South Africa Incorporated

BDO South Africa Incorporated

Johannesburg, South Africa

June 11, 2025